UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information set forth in Item 5.02(c) of this Current Report on Form 8-K is incorporated herein by reference.

(c) On August 26, 2014, Armstrong World Industries, Inc. (the “Company”) announced that Thomas B. Mangas has resigned from his position as the Company’s Executive Vice President and Chief Executive Officer, Armstrong Floor Products, effective at the close of business on September 26, 2014 (“Effective Time”), and has accepted the position of Executive Vice President and Chief Financial Officer at Starwood Hotels & Resorts Worldwide, Inc. Mr. Mangas tendered his resignation on August 22, 2014.

The Company further announced the appointment of Donald R. Maier, the Company’s Senior Vice President, Global Operations Excellence, as Executive Vice President and Chief Executive Officer, Armstrong Floor Products, to succeed Mr. Mangas as of the Effective Time. The biographical information for Mr. Maier included in Part III, Item 10, “Directors, Executive Officers and Corporate Governance” of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission on February 24, 2014 is incorporated herein by reference.

In connection with his appointment as Executive Vice President and Chief Executive Officer, Armstrong Floor Products, Mr. Maier and the Company entered into an offer letter (“Offer Letter”), pursuant to which, Mr. Maier will:

•	receive an annual base salary of $475,000;

•	be eligible to receive, in 2015, a cash bonus performance award for the 2014 calendar year equal to $257,500;

•	receive, at the Effective Time, a special, one-time equity grant with an award value of $220,000, comprised of 60% nonqualified stock options and 40% restricted stock units;

•	be eligible to participate in the Company’s 2015 Management Achievement Plan, with a target bonus opportunity of 75% of actual base salary earnings;

•	be eligible to participate in the Company’s Long-term Incentive Plan, with a new target award value of 180% of annualized base salary, subject to adjustment based on individual and Company performance, which target award will be effective at the time of the next grant (anticipated February 2015);

•	be eligible to participate in the executive Bonus Replacement Retirement Plan in 2015, with a deferral amount of 20,000;

•	receive relocation benefits in accordance with the Company’s relocation policy, and commuting expenses assistance, subject to standard taxation, in the amount of $9,000 per month for 12 months following the Effective Time and then $5,000 for the 12 month period thereafter, with no further commuting expenses assistance following the 24 month period after the Effective time;

•	be eligible for expense reimbursement up to $4,500 per year for personal financial planning and income tax preparation services (reimbursement for these services would be taxable income to Mr. Maier); and

•	be eligible for a Company-paid annual physical program for the Company’s senior executives.

Additionally, the Transition Agreement between the Company and Mr. Maier dated March 31, 2014 was terminated upon the parties’ entry into the Offer Letter.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On August 26, 2014, the Company issued a press release announcing the management transition described in Item 5.02 of this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

No. 99.1 Press Release of Armstrong World Industries, Inc. dated August 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

		By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Chief Compliance Officer

Date:	August 26, 2014

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